Exhibit 99.1

Contact: John L. Spaid, Chief Financial Officer
Phone: (615) 890-9100

NHI Announces Third Quarter 2025 Results

MURFREESBORO, Tenn. – (Thursday, November 6, 2025) National Health Investors, Inc. (NYSE: NHI) announced today its results for the three and nine months ended September 30, 2025.

CEO Comments

“NHI had another strong quarter highlighted by the transition of seven properties to our SHOP portfolio that resulted in consolidated SHOP NOI year-over-year growth of approximately 63%,” said Eric Mendelsohn, NHI’s President and CEO.

“We also announced our first SHOP acquisition for $74.3 million which, combined with the recent transitions, should more than double our SHOP NOI. We have taken measures to improve the performance of our Same Store SHOP portfolio, and we continue to expect significant organic upside from those properties with NOI growth returning to double-digit levels in 2026.

Acquisitions continue to meaningfully contribute to our growth, and we have already surpassed last year’s investment activity with $303.2 million announced to date and more expected before the end of the year. The pipeline is in great shape, setting up 2026 for another year of excellent external growth. We believe our strong balance sheet continues to provide NHI a strategic advantage with ample access to capital to fund this growth. We are pleased to increase our guidance for the third time this year and we believe that NHI is well-positioned for several years of excellent growth,” concluded Mr. Mendelsohn.

Financial Results and Recent Events

•Net income attributable to common stockholders per diluted share for the three months ended September 30, 2025 was $0.69 per share compared to $0.65 per share during the same period in the prior year. Net income attributable to common stockholders per diluted share for the nine months ended September 30, 2025 was $2.22 per share compared to $2.17 per share during the same period in the prior year. Net income attributable to common stockholders for the nine months ended September 30, 2025 included $1.6 million of proxy contest and related expenses for a proxy campaign associated with the Company’s 2025 annual stockholders meeting and $1.2 million of costs incurred related to a large Senior Housing Operating Portfolio (“SHOP”) transaction that did not materialize.

•National Association of Real Estate Investment Trusts (“NAREIT”) FFO per diluted share for the three months ended September 30, 2025 was $1.09 per share compared to $1.03 per share during the same period in the prior year. NAREIT FFO per diluted share for the nine months ended September 30, 2025 was $3.42 per share compared to $3.31 per share during the same period in the prior year. NAREIT FFO for the nine months ended September 30, 2025 included the $1.6 million of proxy contest and related expenses and the $1.2 million of transaction costs described above. NAREIT FFO for each of the three and nine months ended September 30, 2025 included $12.1 million in write-offs of straight-line rents receivable associated with early lease terminations.

•Normalized FFO per diluted share for the three months ended September 30, 2025 was $1.32 per share compared to $1.03 per share during the same period in the prior year. Normalized FFO per diluted share for the nine months ended September 30, 2025 was $3.69 per share compared to $3.33 per share during the same period in the prior year. Normalized FFO for the nine months ended September 30, 2025 included the $1.2 million of transaction costs described above.

•Normalized FAD for the three months ended September 30, 2025 was $62.2 million compared to $49.4 million during the same period in the prior year. Normalized FAD for the nine months ended September 30, 2025 was $174.2 million compared to $152.1 million during the same period in the prior year.

NHI Reports Third Quarter 2025 Results

•Net income attributable to common stockholders, NAREIT FFO and Normalized FFO for the three and nine months ended September 30, 2025 included $0.1 million and $2.0 million, respectively, of gains from the Company’s equity method investment and $2.0 million and $3.4 million, respectively, in net reductions of credit loss expense.

•Net income attributable to common stockholders, NAREIT FFO, Normalized FFO and Normalized FAD for the three and nine months ended September 30, 2025 included $5.1 million and $7.4 million, respectively, of repayments on previously deferred rent and the related interest.

NHI is updating its 2025 full year guidance range which includes the following:

•NAREIT FFO per diluted share to a range of $4.62 - $4.65 from $4.46 - $4.50;

•Normalized FFO per diluted share to a range of $4.88 - $4.91 from $4.78 - $4.82; and

•Normalized FAD to a range of $231.7 million - $233.5 million from $227.9 million - $229.8 million.

A detailed schedule of the Company’s 2025 full year guidance range and the related assumptions is included in this press release.

Results for the three months ended September 30, 2025 compared to the same period in the prior year were impacted by the following:

•Rental income decreased $1.1 million, or 1.8%, primarily due to the concurrent transactions executed on August 1, 2025, which resulted in the transfer of seven properties from the Real Estate Investments segment to the SHOP segment. The Company recognized an aggregate $6.9 million reduction in rental income, which included $12.1 million in write offs of straight-line rents receivable. This decrease was partially offset by new investments funded since September 2024, net of real estate properties disposed of since September 2024.

•Resident fees and services, less senior housing operating expenses, increased $1.9 million, or 62.6%, due to the operations of the seven properties transitioned into the SHOP segment on August 1, 2025.

•On a same store (“Same Store”) basis, resident fees and services, less senior housing operating expenses, decreased $0.1 million, or 2.2%, primarily due to a decline in occupancy.

•Interest income from mortgage and other notes receivable increased $0.7 million, or 12.4%, primarily due to the collection of interest and fees on note paydowns in the current period. The mortgage and other notes receivable balance declined by $43.8 million compared to the end of the second quarter of 2025.

•Interest expense decreased $1.2 million, or 7.9%, primarily due to a decrease in interest rates on the Company’s variable rate debt.

•General and administrative costs increased $1.5 million, or 31.2%, primarily due to higher incentive compensation costs and increases in professional fees and purchased services.

•Loan and realty (gains) losses, net, was a net gain of $2.0 million for the three months ended September 30, 2025 compared to a net loss of $3.4 million for the three months ended September 30, 2024. The net gain in the current year period was primarily due to a reduction in credit loss reserves related to notes paid off during the current period. The net loss in the prior year period primarily related to an increase in the credit loss reserve on a mezzanine loan due from Senior Living Management.

Portfolio Activity

On October 1, 2025, and as previously announced, the Company invested $74.3 million, including transaction costs, for the acquisition of four properties located in Oklahoma and Oregon with a combined total of 344 residential units. The properties and healthcare operations have been included in the SHOP segment and continue to be managed by Compass Senior Living, which has an existing relationship with the Company. The purchase price was partially funded by the cancellation of a $9.5 million mortgage note with an 8.5% interest rate. The communities are expected to generate an initial yield of approximately 7.5% after routine capital expenditures.

NHI Reports Third Quarter 2025 Results

On October 31, 2025, the Company invested $52.5 million, including transaction costs, for the acquisition of a 251-unit continuing care retirement community located in South Carolina. The purchase price was partially funded by the cancellation of a $32.7 million mortgage note with a 7.25% annual interest rate. The property is being leased back to the seller pursuant to a 15-year triple-net lease with two five-year extension options, an initial lease rate of 8.25% and fixed annual escalators of 2.0%. Concurrently with the acquisition, the Company executed a $1.5 million revolving line of credit with the tenant as borrower.

Recent Pipeline Developments

•NHI currently has approximately $195.3 million of investment opportunities under signed Letters of Intent (“LOI”) with an average initial yield of approximately 8.4%. The signed LOIs include SHOP, sale-leaseback investments and loans with purchase options in senior housing properties.

•In addition to the signed LOIs, the Company is currently evaluating a pipeline of approximately $154.0 million of investments which include SHOP, sale-leasebacks and loans with purchase options primarily for senior housing properties. The pipeline excludes portfolio deals.

Balance Sheet and Liquidity

As of September 30, 2025, the Company had $1.1 billion in net debt, including $100.0 million outstanding on its $700.0 million revolving credit facility.

On October 31, 2025, the Company amended the agreements governing its revolving credit facility and bank term loan indebtedness to remove the 0.10% credit spread adjustment applicable to the SOFR interest rates, which will result in an effective decrease of 0.10% in the applicable interest rates with respect to each of the revolving credit facility and bank term loan indebtedness.

During the third quarter of 2025, the Company issued $350.0 million aggregate principal amount of 5.35% senior notes that mature on February 1, 2033. The proceeds were used to repay indebtedness. In October 2025, the Company extended the maturity of its bank term loan by six months to June 2026. On November 3, 2025, the Company repaid $50.0 million in private placement notes upon maturity.

The Company had $315.8 million available under its at the market equity program, excluding proceeds raised under forward sale agreements, as of September 30, 2025.

NHI continues to maintain a strong financial profile with a net debt to adjusted EBITDA ratio of 3.6x, which is currently below the Company’s target range of 4.0x – 5.0x. The Company is in compliance with all debt covenants and has investment grade credit ratings from Moody’s, S&P Global, and Fitch Ratings.

At the Market Equity Program

In the third quarter of 2025, the Company issued 0.2 million shares of common stock, representing full settlement of the remaining March 2025 ATM forward sales agreements at a weighted average forward price of $73.96 per common share for proceeds of $11.4 million.

As of September 30, 2025, the Company had 1.3 million remaining shares of common stock available under ATM forward sales agreements representing proceeds of $90.6 million at a weighted average price of $70.47 per common share.

NHI Reports Third Quarter 2025 Results

2025 Guidance

The Company’s guidance range for the full year 2025, including information on the underlying assumptions and timing of certain transactions, is set forth below (in millions, except per share amounts):

	2025 Guidance Range
	Low	High
Net income attributable to common stockholders	$139.1	$140.6

Adjustments to NAREIT FFO:
Depreciation, net[1]	78.4	78.4
Gains on sales, net, and impairments of real estate properties	(0.4)	(0.4)
NAREIT FFO attributable to common stockholders	217.1	218.6

Adjustments to Normalized FFO attributable to common stockholders:
Non-cash write-offs of straight-line rents receivable	12.2	12.2
Other[2]	0.2	0.2
Normalized FFO attributable to common stockholders	229.5	231.0

Adjustments to FAD attributable to common stockholders:
Straight-line rent revenue and lease incentives amortization, net[1]	(2.6)	(2.7)
Equity method investment adjustments	(3.2)	(3.2)
Equity method investment non-refundable fees received	2.4	2.5
Non-cash share-based compensation expense	5.6	5.6
SHOP[1] and equity method investment recurring capital expenditures	(2.8)	(2.5)
Transaction costs	1.2	1.2
Other[3]	1.6	1.6
FAD attributable to common stockholders	$231.7	$233.5

Weighted average common shares outstanding - diluted	47.0	47.0

NAREIT FFO per diluted share	$4.62	$4.65
Normalized FFO per diluted share	$4.88	$4.91

1    Net of amounts attributable to noncontrolling interests
2     Includes proxy contest and related expenses of $1.6 million net of gains from operations transfer
3    Includes credit loss expense, non-real estate depreciation, net, and amortization of debt issuance costs and discounts

The Company’s guidance for the full year 2025 includes the following assumptions:

•$75 million in unidentified new investments at an initial average yield of 8.0%;
•Continued rent concessions and loan repayments;
•Continued fulfillment of existing commitments;
•Same Store SHOP NOI growth in a range of 7% - 9% year over year;
•SHOP conversion NOI plus new SHOP investment NOI of $5.8 million - $6.0 million; and
•Continued collection of deferred rents.

In addition to the assumptions listed above, the Company’s guidance range is based on several other assumptions, many of which are outside the Company’s control and all of which are subject to change. The guidance range may change if actual results vary from these assumptions.

NHI Reports Third Quarter 2025 Results

Investor Conference Call and Webcast

The Company will host a conference call on Friday, November 7, 2025, at 10:00 a.m. ET, to discuss third quarter results. The number to call for this interactive teleconference is (888) 506-0062, with the confirmation number 136615. The live broadcast of NHI’s third quarter conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and remain available for one year.

About National Health Investors

National Health Investors, Inc. (NYSE: NHI), established in 1991, is a self-managed real estate investment trust specializing in sale-leaseback, joint venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical facility investments. NHI’s portfolio consists of independent living facilities, assisted living and memory care communities, entrance-fee retirement communities, senior living campuses, skilled nursing facilities and specialty hospitals. For more information, visit www.nhireit.com.

NHI Reports Third Quarter 2025 Results

Reconciliation of FFO, Normalized FFO and Normalized FAD
(unaudited and in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income attributable to common stockholders	$32,812	$28,511	$103,863	$94,653
Elimination of certain non-cash items in net income:
Real estate depreciation	19,662	17,494	57,903	52,079
Real estate depreciation related to noncontrolling interests	(400)	(412)	(1,227)	(1,235)
Gains on sales of real estate properties, net	(113)	(102)	(337)	(1,718)
Impairments of real estate properties	—	—	—	654
NAREIT FFO attributable to common stockholders	51,961	45,491	160,202	144,433
Non-cash write-offs of straight-line rents receivable	12,141	—	12,350	786
Non-cash rental income related to operations
transfers upon early lease terminations	(1,375)	—	(1,375)	—
Proxy contest and related expenses	—	—	1,572	—
Normalized FFO attributable to common stockholders	62,727	45,491	172,749	145,219
Non-cash rent revenue adjustments, net	(616)	(568)	(2,108)	(1,079)
Non-real estate depreciation, net	487	237	1,202	583
Amortization of debt issuance costs and discounts, net	658	873	2,572	2,568
Adjustments related to equity method investment, net	(273)	(453)	(2,860)	(1,813)
Recurring capital expenditures, net	(668)	(603)	(1,601)	(1,629)
Equity method investment non-refundable fees received	929	302	1,862	881
Notes receivable credit loss (benefit) expense	(1,979)	3,434	(3,386)	3,896
Non-cash share-based compensation expense	983	670	4,612	3,512
Transaction costs	—	—	1,164	—
Normalized FAD attributable to common stockholders	$62,248	$49,383	$174,206	$152,138

Basic:
Weighted average common shares outstanding	47,433,336	43,476,067	46,615,262	43,420,663
NAREIT FFO attributable to common stockholders per share	$1.10	$1.05	$3.44	$3.33
Normalized FFO attributable to common stockholders per share	$1.32	$1.05	$3.71	$3.34

Diluted:
Weighted average common shares outstanding	47,623,623	43,987,072	46,774,872	43,658,425
NAREIT FFO attributable to common stockholders per share	$1.09	$1.03	$3.42	$3.31
Normalized FFO attributable to common stockholders per share	$1.32	$1.03	$3.69	$3.33

See the accompanying notes to the reconciliations of FFO, Normalized FFO, Normalized FAD and NOI.

NHI Reports Third Quarter 2025 Results

The following table reconciles net income, the most directly comparable generally accepted accounting principles (“GAAP”) financial measure, to NOI (unaudited and $ in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income	$32,478	$28,242	$102,984	$93,852
Depreciation	20,216	17,768	59,291	52,763
Interest	13,766	14,939	43,104	44,663
Legal	134	240	2,655	641
Franchise, excise and other taxes, net	244	83	756	(56)
General and administrative	6,311	4,810	19,265	15,318
Proxy contest and related expenses	—	—	1,572	—
Loan and realty (gains) losses, net	(1,979)	3,434	(3,386)	4,550
Gains on sales of real estate properties, net	(113)	(102)	(337)	(1,718)
Gains from equity method investment	(73)	—	(2,012)	(402)
NOI	$70,984	$69,414	$223,892	$209,611

NOI by segment:
Real Estate Investments	$66,022	$66,275	$211,946	$200,372
SHOP	4,924	3,027	11,831	8,922
Non-segment / corporate	38	112	115	317
Total NOI	$70,984	$69,414	$223,892	$209,611

For the Same Store portfolio of the SHOP segment, the following table reconciles Same Store net income to Same Store NOI (unaudited and $ in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
SHOP segment:
Same Store net income	$119	$436	$1,457	$1,405
Same Store depreciation	2,843	2,591	8,412	7,517
Same Store NOI	$2,962	$3,027	$9,869	$8,922

See the accompanying notes to the reconciliations of FFO, Normalized FFO, Normalized FAD and NOI.

NHI Reports Third Quarter 2025 Results

Notes to the Reconciliations of FFO, Normalized FFO, Normalized FAD and NOI

These supplemental performance measures may not be comparable to similarly titled measures used by other real estate investment trusts (“REIT”). Consequently, funds from operations (“FFO”), Normalized FFO, Normalized Funds Available for Distribution (“FAD”) and NOI, as presented herein, may not provide a meaningful measure of the Company’s performance as compared to that of other real estate investment trusts. Since other REITs may not use a similar definition of these performance measures, caution should be exercised when comparing FFO, Normalized FFO, Normalized FAD and NOI, as presented herein, to that of other REITs. These performance measures do not represent cash generated from operating activities in accordance with GAAP as they exclude the changes in operating assets and liabilities, and therefore should not be considered an alternative to net income as an indication of performance or an alternative to net cash flows from operating activities as determined in accordance with GAAP as a measure of liquidity, and are not necessarily indicative of cash available to fund cash needs.

Funds From Operations - FFO

FFO, as defined by NAREIT and applied by the Company, is net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses on sales of real estate properties, impairments of real estate properties, and real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; and therefore, caution should be exercised when comparing the Company’s FFO to that of other REITs. FFO per diluted share assumes the exercise of stock options and other potentially dilutive securities. Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to including, impairments of non-real estate assets, gains or losses attributable to the acquisition and disposition of non-real estate assets and liabilities, and recoveries of previous write-downs.

FFO and Normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the realizable value of real estate assets diminishes predictably over time. Since real estate asset values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

Funds Available for Distribution - FAD

In addition to the adjustments included in the calculation of Normalized FFO, Normalized FAD excludes the impact of any straight-line rent revenue adjustments, amortization of the original issue discount on the unsecured senior notes, amortization of debt issuance costs, non-cash share-based compensation expense, as well as certain non-cash items related to an equity method investment.

Normalized FAD is an important supplemental performance measure for a REIT and a useful measure of liquidity as an indicator of the Company’s ability to distribute dividends to its stockholders. GAAP requires a lessor to recognize contractual lease payments as income on a straight-line basis over the expected term of the lease. This straight-line rent adjustment has the effect of reporting rental income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires any discount or premium related to indebtedness and debt issuance costs to be amortized as non-cash adjustments to earnings. The Company also adjusts Normalized FAD for the net change in its credit loss reserves, non-cash share-based compensation expense, senior housing portfolio capital expenditures as well as certain non-cash items related to equity method investments, such as straight-line lease expense and amortization of purchase accounting adjustments.

Net Operating Income

NOI is a non-GAAP supplemental financial measure used to evaluate the operating performance of real estate assets. NOI is defined as total revenues, less tenant reimbursements and property operating expenses. The Company believes NOI provides investors relevant and useful information as it measures the operating performance of the Company’s real estate assets at the property level on an unleveraged basis. The Company uses NOI to make decisions about resource allocations and to assess the property level performance of its investment portfolios.

NHI Reports Third Quarter 2025 Results

Same Store

The Company defines Same Store as real estate properties owned, consolidated and operational for the full period in both comparative periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the Same Store criteria if they are included in substantially all of, but not a full, period for one or both of the comparative periods, and in management’s judgment such inclusion provides a more meaningful presentation of the Company’s segment performance.

Newly acquired properties, recently developed or redeveloped properties, and properties undergoing an operator transition will be included in Same Store after five full quarters from the date of acquisition, transition or being placed into service. SHOP properties and properties with triple-net leases that have undergone operator or business model transitions will be included in Same Store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from Same Store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) those properties that are currently undergoing a significant disruptive redevelopment; or (iv) those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

NHI Reports Third Quarter 2025 Results

Condensed Consolidated Statements of Income
(unaudited and in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Rental income	$62,178	$63,318	$201,314	$191,265
Resident fees and services	21,177	13,771	49,333	40,416
Interest income and other	6,492	5,855	19,158	17,745
Total revenues	89,847	82,944	269,805	249,426
Expenses:
Depreciation	20,216	17,768	59,291	52,763
Interest	13,766	14,939	43,104	44,663
Senior housing operating expenses	16,253	10,744	37,502	31,494
Legal	134	240	2,655	641
Franchise, excise and other taxes	244	83	756	(56)
General and administrative	6,311	4,810	19,265	15,318
Proxy contest and related expenses	—	—	1,572	—
Taxes and insurance on leased properties	2,610	2,786	8,411	8,321
Loan and realty (gains) losses, net	(1,979)	3,434	(3,386)	4,550
Total expenses	57,555	54,804	169,170	157,694
Gains on sales of real estate properties, net	113	102	337	1,718
Gains from equity method investment	73	—	2,012	402
Net income	32,478	28,242	102,984	93,852
Add: Net loss attributable to noncontrolling interests	384	298	1,030	891
Net income attributable to stockholders	32,862	28,540	104,014	94,743
Less: Net income attributable to unvested restricted
stock awards	(50)	(29)	(151)	(90)
Net income attributable to common stockholders	$32,812	$28,511	$103,863	$94,653

Weighted average common shares outstanding:
Basic	47,433,336	43,476,067	46,615,262	43,420,663
Diluted	47,623,623	43,987,072	46,774,872	43,658,425

Earnings per share:
Basic	$0.69	$0.66	$2.23	$2.18
Diluted	$0.69	$0.65	$2.22	$2.17

NHI Reports Third Quarter 2025 Results

Selected Condensed Consolidated Balance Sheet Data
($ in thousands)

	September 30,	December 31,
	2025	2024
	(unaudited)
Real estate properties, net	$2,302,668	$2,211,253
Mortgage and other notes receivable, net	209,169	268,926
Cash and cash equivalents	81,625	24,289
Straight-line rents receivable	77,906	87,150
Other assets, net	18,696	22,753
Debt, net	1,109,065	1,146,041
National Health Investors, Inc. stockholders’ equity	1,480,899	1,366,475

NHI Reports Third Quarter 2025 Results

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s, tenants’, operators’, borrowers’ or managers’ expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations, continued performance improvements, ability to service and refinance debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “should”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, “projects”, “target”, “likely” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the operating success of tenants, managers and borrowers for collection of rent and interest income; the risk that tenants, managers and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to the concentration of a significant percentage of the Company’s portfolio to a small number of tenants; risks associated with pandemics, epidemics or outbreaks on operators’ business and results of operations; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that changes in laws, regulations and reimbursement rates would have on the tenants’ and borrowers’ business; the risk that the cash flows of tenants, managers and borrowers may be adversely affected by increased liability claims and liability insurance costs; the risk that the Company may not be fully indemnified by its tenants, managers and borrowers against future litigation; the success of property development and construction activities, which may fail to achieve the operating results the Company expects; the risk that the illiquidity of real estate investments could impede the Company’s ability to respond to adverse changes in the performance of its properties; risks associated with investments in unconsolidated entities, including the lack of sole decision-making authority and the reliance on the financial condition of other interests; risks related to the joint venture investment with Life Care Services for Timber Ridge; inflation and increased interest rates; adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults, or non-performance by financial institutions; operational risks with respect to the SHOP structured communities; risks related to the ability to maintain the privacy and security of Company information; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk of damage from catastrophic weather and other natural or man-made disasters and the physical effects of climate change; the success of future acquisitions and investments; the ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; competition for acquisitions may result in increased prices for properties; the ability to retain the Company’s management team and other personnel and attract suitable replacements should any such personnel leave; the risk that the Company’s assets may be subject to impairment charges; risks related to the ability to raise capital through equity sales; the potential need to refinance existing debt or incur additional debt in the future, which may not be available on terms acceptable to us; the ability to meet covenants related to indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect the Company’s financial condition and results of operations; downgrades in the Company’s credit ratings could have a material adverse effect on its cost and availability of capital; the Company relies on external sources of capital to fund future capital needs, and if the Company encounters difficulty in obtaining such capital, the Company may not be able to make future investments necessary to grow its business or meet maturing commitments; dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of the Company’s debt bears interest at variable rates; the ability to pay dividends in the future; disruptions to the management and operations of the business and the uncertainties caused by activist investors; adverse economic effects from international trade disputes (including threatened or implemented tariffs imposed by the United States and threatened or implemented tariffs imposed by foreign countries in retaliation) or similar events impacting economic activity; legislative, regulatory, or administrative changes; and dependence on the ability to continue to qualify for taxation as a REIT and other risks which are described under the heading “Risk Factors” in Item 1A in the Company’s Form 10-K for the year ended December 31, 2024 and under the heading “Risk Factors” in Item 1A in its Form 10-Q for the quarter ended September 30, 2025. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any of the foregoing or any other forward-looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by the Company in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information in the above referenced Form 10-K and Form 10-Q. Copies of these filings are available at no cost on the SEC’s web site at https://www.sec.gov or on NHI’s web site at www.nhireit.com.